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                                                               EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the use in this Amendment No. 1 to Registration Statement on Form S-1 (File No. 333-76511) of our reports dated May 3, 1999 relating to the financial statements and financial statement schedule of Salon.com which appear in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
San Francisco, California

May 26, 1999